EMPLOYMENT AGREEMENT

            AGREEMENT made the 6th day of December, 1996 by and between Telephone Access, Inc., a Delaware corporation (the "Company"), and John E. Jordan (the "Employee").

                              W I T N E S S E T H :

            WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

            1.    Employment, Term.

                  1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in
Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                  1.2 The term of the Employee's employment under this Agreement shall be the period commencing on the date hereof and continuing through December 5, 2001, unless sooner terminated in accordance with this Agreement.

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            2. Position, Duties. The Employee shall serve as (i) President and
Chief Operating Officer of the Direct Marketing Group of the Company, responsible for the Telac Division and certain other divisions of the Company including all direct marketing and direct mailing divisions of the Company as such position develops and evolves and (ii) as the President of the Telac Division within the Direct Marketing Group of the Company until such time as a successor is chosen for the President of the Telac Division upon the mutual agreement of the Employee and the Company, and shall have such duties and responsibilities consistent with such positions as are requested of him by the President of the Company or his successor. The Employee shall report to the President of the Company and to the designees or successors of such person. The Employee shall devote his full business time and attention to the performance of his duties and responsibilities hereunder; provided, however, that the Employee may engage in personal investment activities that do not unreasonably interfere with the Employee's obligations hereunder; and provided, further, however, that the Employee agrees that he will cease engaging in his personal Internet business activities during the term of his employment hereunder and will take all steps to dissolve any corporation or other business entity owned by him operating any Internet business activities. The Employee hereby represents that he is not bound by any confidentiality agreements or restrictive covenants which restrict or may restrict his ability to perform his duties hereunder, and agrees that he will not enter into any such agreements or covenants during the term of his employment hereunder, except such restrictive covenants or confidentiality agreements which are required by the Company. The Employee's home office shall be located in Arlington, Virginia.

            The Company agrees that the Company shall not assign the Employee to a position with scope and responsibility that is not substantially similar to the positions and responsibilities set forth in this Section 2 without the consent of the Employee.

            3.    Compensation.

            3.1 Base Salary. During the term of this Agreement, in consideration of the performance by the Employee of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of $220,000 per annum, payable in accordance with the standard payroll practices of the Company. In addition to the base salary payable hereunder, the Employee may be entitled to receive merit increases in salary during the term hereof in amounts and at such times as shall be determined by the President of the Company in his sole discretion. In no event shall the failure to grant any such increase (or the amount of any such increase) give rise to a claim by the Employee under this Agreement.

            3.2 Bonus. During the term of the Employee's employment by the Company pursuant to this Agreement, the Employee shall be eligible to receive an annual bonus (the "Bonus") of up


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to 35% of his annual salary based upon the achievement of certain operational, financial and performance objectives and certain corporate growth objectives established by the President of the Company or his successor. For the purposes of determining the Bonus for the year ended December 31, 1997, the Bonus shall be based upon the criteria set forth in Schedule I attached hereto. Bonuses, if earned, shall be paid in accordance with the standard practices of the Company for the payment of bonuses.

            The Company shall deliver to the Employee a schedule supporting the calculation of each Bonus (or calculation showing why no such Bonus is payable) within thirty (30) days after the end of the fiscal year relating to such Bonus.

            4. Expense Reimbursement. During the term of the Employee's employment by the Company pursuant to this Agreement, consistent with the Company's policies and procedures as may be in effect from time to time, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper receipts therefor in accordance with the Company's policies.

            5. Other Benefits. During the term of the Employee's employment by the Company pursuant to this Agreement, the Employee shall be entitled to receive four (4) weeks paid vacation time per annum and such other benefits and customary medical and life insurance as are from time to time made available to other similarly situated employees of the Company, on the same terms as are available to such similarly situated employees, it being understood that the Employee shall be required to make the same contributions and payments in order to receive any of such benefits as may be required of such similarly situated employees. The Company shall continue to pay premiums in a timely manner on that certain life insurance policy issued by Mass Mutual on the life of the Employee (Policy No. 8847337).

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            6.    Termination of Employment.

                  6.1 Death. In the event of the death of the Employee during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Employee (x) the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the Employee's date of death and not theretofore paid, (y) the Bonus, if it has been determined and earned in accordance with Section 3.2 but not yet paid, and (z) any expense reimbursement due to the Employee pursuant to Section 4 but not yet paid, and the estate or other legal representative of the Employee shall have no further rights under this Agreement. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs.

                  6.2 Disability. If the Employee shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall for a period of sixty (60) consecutive days be unable to materially perform his duties hereunder, with reasonable accommodation, the employment of the Employee hereunder may be terminated by the Company upon thirty (30) days' prior written notice to the Employee. Within thirty (30) days after such termination, the Company shall pay to the Employee (x) the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid, (y) the Bonus, if it has been determined and earned in accordance with Section 3.2 but not yet paid, and (z) any expense reimbursement due to the Employee pursuant to Section 4 but not yet paid. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

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                  6.3 Due Cause. The employment of the Employee hereunder may be terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee (x) the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee, (y) the Bonus, if it has been determined and earned in accordance with Section 3.2 but not yet paid, and (z) any expense reimbursement due to the Employee pursuant to Section 4 but not yet paid, and, after the satisfaction of any claim of the Company against the Employee arising as a direct and proximate result of such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (a) a material breach of any of the Employee's material obligations hereunder (it being understood that any breach of the provisions of Sections 2, 7 or 8 hereof shall be considered material) (b) that the Employee, in carrying out his duties hereunder, has been guilty of (i) willful or gross neglect or
(ii) willful or gross misconduct, resulting in either case in material harm to any member of the Company Group (as hereinafter defined); or (c) that the Employee has been convicted with respect to (i) a felony or (ii) any offense involving moral turpitude. In the event of an occurrence of an event constituting Due Cause under this Section 6.3, the Employee shall be given written notice by the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify in detail the act or acts upon the

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                                                                               6

basis of which the Company intends so to terminate the Employee's employment. If the basis for such written notice is an act or acts described in clause (a) above and not involving moral turpitude, the Employee shall be given twenty (20) days to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such twenty (20) days to cease or correct such performance (or nonperformance), the Employee's employment by the Company shall automatically be terminated hereunder for Due Cause.

                  6.4 Other Termination by the Company. The Company may terminate, upon thirty (30) days prior written notice to the Employee, the Employee's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Sections 6.1, 6.2 or 6.3, the Company shall pay to the Employee (or his estate or other legal representative in the case of the death of the Employee subsequent to such termination), (w) the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid, (x) the sum of $300,000, (y) the prorated portion of the Bonus provided for in Section 3.2 only with respect to the year during which such termination under this Section 6.4 occurs and payable when such Bonus would have been paid to the Employee, determined by annualizing the Bonus objectives and criteria achieved by the Company and the Employee on the date of termination, pro-rated for the applicable period and (z) any expense reimbursement due to the Employee pursuant to Section 4 but not yet paid. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.


            7.    Confidential Information.

                  7.1 (a) The Employee shall, during the Employee's employment with the Company and for a period of two (2) years thereafter, treat all confidential material (as hereinafter defined) of the Company or any of the Company's subsidiaries, affiliates or parent entities (the Company and the Company's subsidiaries, affiliates and parent entities operating in the same lines of business


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                                                                               7


being hereinafter collectively referred to as the "Company Group") confidentially. The Employee shall not, without the prior written consent of the President of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an employee or agent of any member of the Company Group, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company. The Employee shall not in any manner use any confidential material of the Company Group, or any other property of any member of the Company Group, in any manner not specifically directed by the Company.

                  (b) For the purposes hereof, the term "confidential material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices and customers of any member of the Company Group, and all information in any way concerning the activities, business or affairs of any of such customers, as such, which is furnished to the Employee by any member of the Company Group or any of its agents or customers, as such, or otherwise acquired by the Employee in the course of the Employee's employment with the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Employee in violation of this Agreement, (ii) was available to the

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                                                                               8


Employee on a non-confidential basis prior to his employment with any member of the Company Group, (iii) becomes available to the Employee on a non-confidential basis from a source other than any member of the Company Group or any of its agents or customers, as such, provided that such source is not known by the Employee to be bound by a confidentiality agreement with any member of the Company Group or any of such agents or customers; or (iv) which is required to be disclosed by a law, rule or regulation.

                  7.2 Promptly upon the request of the Company, the Employee shall deliver to the Company all confidential material relating to any member of the Company Group in the possession of the Employee without retaining a copy thereof (provided, however, that the Employee shall be entitled to retain a list of such confidential material so long as the form of such list is reasonably acceptable to the Company), unless, in the written opinion of counsel for the Company delivered to the Employee, either returning such confidential material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises in writing to the Employee that the same may be lawfully done.

                  7.3 In the event that the Employee is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Employee shall provide the Company with reasonably prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Employee is, in the opinion of counsel reasonably acceptable to the Company, compelled to disclose confidential material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such confidential material may be so disclosed.

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                                                                               9

            8.    Non-Competition.

                  8.1 (i) The Employee acknowledges that the services to be rendered by him to the Company are of a special and unique character. The Employee agrees that, in consideration of his employment hereunder, the Employee will not, (a) (A) during the term of this Agreement and (B) prior to two years from the date of termination of the Employee's employment by the Company or any other member of the Company Group, directly or indirectly, (w) engage, whether as principal, agent, investor (except as an owner of less than a 5% interest in a publicly traded company), distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture anywhere in the United States which is competitive with the Business (as defined in the Recapitalization Agreement (as hereinafter defined)) or the business of the Company or any other member of the Company Group of providing multilingual inbound and outbound teleservices, except as hereinafter set forth, and related activities, (x) solicit or endeavor to solicit away from any member of the Company Group any person who was or is during the six (6) months prior to solicitation, a director, officer, employee, agent or consultant of such member of the Company Group, on the Employee's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Company Group, (y) solicit or entice or endeavor to solicit or entice away any of the clients or customers of any member of the Company Group, either on the Employee's own account or for any other person, firm, corporation or organization, or (z) employ any person who was or is during the six (6) months prior to employment, a director, officer or employee of any

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                                                                              10


member of the Company Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Company Group, or (b) at any time take any action or make any statement the effect of which would be, directly or indirectly, to impair the goodwill of any member of the Company Group or the business reputation or good name of any member of the Company Group, or be otherwise detrimental to the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Company Group.

                  (ii) Notwithstanding the foregoing, the Employee shall not be deemed to be in breach of the provisions of Section 8.1.(i)(a)(w) above following termination of his employment by the Company by reason of the Employee's employment by or association with an entity, the business of which is shareholder communications, proxy solicitation, political polling, surveying or public opinion polling, surveying or English language political advocacy communications.

                  8.2 The Employee and the Company agree that if, in any proceeding, the court or authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

                  8.3 The Employee expressly acknowledges and agrees that the covenants and agreements set forth in this Section 8 are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the Company Group, as well as the proprietary and other legitimate business interests of the members of the Company Group. The Employee acknowledges and agrees that the covenants and agreements of the Employee set forth in this Section 8 constitute a significant part of the

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                                                                              11

consideration given by the Employee to the Company in exchange for the salary and benefits provided for in this Agreement, and are a material reason for such payment.

            9. Equitable Relief. In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 7 or 8 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts located in the Eastern District of Virginia and the state courts located in such District for any proceedings under this Section 9. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

            10.   Successors and Assigns.

                  10.1 Assignment by the Company. The Company may assign this Agreement to any member of the Company Group or to any entity which acquires substantially all the assets and business of the Company, and the Employee hereby consents to such assignment. As used in this Section, the "Company" shall mean


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the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

                  10.2 Assignment by the Employee. The Employee may not assign this Agreement or any part hereof without the prior written consent of the President of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

            11. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the District of Columbia applicable to contracts to be performed entirely within such District.

            12. Entire Agreement. This Agreement is entered into pursuant to a recapitalization and investment agreement dated December 5, 1996 by and among the Company, the Employee and the other parties thereto (the "Recapitalization Agreement"). This Agreement and the other agreements executed contemporaneously herewith and therewith contain all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto; provided, however, that
Section 8 shall not serve as a limitation of the terms of any other non-competition agreement between the Employee and any member of the Company Group. No modification of this Agreement shall be effective unless in writing and signed by the party against which enforcement is sought to be enforced. Any oral agreements or representations respecting the transactions contemplated by the Recapitalization Agreement, not reduced to writing in the Recapitalization Agreement or in any of the documents referred to therein (including this Agreement), are null and void.

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                                                                              13

            13. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

            14. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by Federal Express or sent by registered or certified mail, postage prepaid, as follows:

            If to the Company:

                  1018 West Ninth Avenue
                  King of Prussia, Pennsylvania  19406
                  Attention: President
                  Telecopy No. (610) 992-3390
                  Telephone No. (610) 992-7650


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            with a copy to:

                  Haythe & Curley
                  237 Park Avenue
                  New York, New York 10017
                  Attention:  Robert A. Ouimette, Esq.
                  Telecopy No. (212) 682-0200
                  Telephone No. (212) 880-6000

            If to the Employee:

                  1791 Crestwood Drive, N.W.
                  Washington, D.C. 20011
                  Telephone No.: (202) 723-7490

            with a copy to:

                  Nelson Mullins Riley & Scarborough
                    L.L.P.
                  400 Colony Square
                  1201 Peachtree Street, N.E.
                  Atlanta, Georgia  30361
                  Attention:  Paul A. Quiros, Esq.
                  Telecopy No.:  (404) 817-6050
                  Telephone No.: (404) 817-6103

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or sent by Federal Express and five business days after the date of mailing, if mailed.

            15. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this


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                                                                              15

 Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them.

 In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

            16. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

            17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

            18. Expenses. Each of the parties hereto shall bear his or its own costs and expenses, including attorneys' fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

            19. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

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            20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            21. Termination by the Employee. In the event that the Company (a) breaches its obligations to make the salary payments pursuant to Section 3.1 hereunder, or (b) breaches its obligations to provide the payments provided for in Section 6.4, the Employee shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the Company, provided, that, the Company has not corrected such breaches during such thirty day period. Upon termination of this Agreement by the Employee, the provisions of this Agreement with respect to restrictions on the Employee's activities as provided in Section
8.1 shall also terminate and shall no longer be applicable and neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7 and 9 and Employee's right to receive any payments due under this Agreement.


                         *          *          *
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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    TELEPHONE ACCESS, INC.


                                    By /s/ John E. Jordan

                                      -----------------------------
                                      Name:    John E. Jordan
                                      Title:   President

                                       /s/ John E. Jordan
                                    -------------------------------
                                           John E. Jordan